Exhibit 99.1

Sabre Corporation Announces Refinancing of Term A Loans and Redemption of Senior Secured Notes

SOUTHLAKE, Texas, December 17, 2020 — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced a refinancing of a portion of its existing indebtedness, including the repayment in full of its Term Loan A credit facility and the satisfaction and discharge of Sabre GLBL Inc.’s 5.250% Senior Secured Notes due November 2023 (the “November 2023 Notes”). Sabre incurred no additional indebtedness as a result of the refinancing above the refinanced amount, other than amounts covering certain interest, fees and expenses. The refinancing has meaningfully improved Sabre’s debt maturity profile and preserves its flexibility.

The refinancing included the application of the proceeds of a new $637 million term loan “B” facility (the “New Facility”), borrowed by its wholly-owned subsidiary Sabre GLBL Inc. (“Sabre GLBL”) under its existing senior secured credit agreement (the “Credit Agreement”), to pay down in full approximately $134 million of the existing Term Loan A credit facility incurred prior to December 17, 2020 under the Credit Agreement and to redeem all $500 million of Sabre GLBL’s outstanding November 2023 Notes. The New Facility matures on December 17, 2027 and offers Sabre the ability to prepay the New Facility after 12 months or to prepay at a 101 premium before that date.

The New Facility is guaranteed by Sabre Holdings Corporation and each subsidiary of Sabre GLBL that guarantees the Credit Agreement. The New Facility and the guarantees thereof are secured, subject to permitted liens, by a first-priority security interest in the same collateral that secures Sabre GLBL’s other senior secured indebtedness, which is substantially all present and hereafter acquired property and assets of Sabre GLBL and the guarantors (other than certain excluded assets).

BofA Securities, Inc., Mizuho Bank, Ltd., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Citibank N.A., PNC Bank, National Association, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., MUFG Bank Ltd., JPMorgan Chase Bank, N.A and ING Bank, N.A. acted as joint bookrunners and BofA Securities, Inc. acted as sole lead arranger. Bank of America is the administrative agent and the collateral agent for the Credit Agreement.

About Sabre Corporation

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than $120 billion of estimated travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre operates offices in approximately 160 countries around the world.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believe,” “could,” “likely,” “expect,” “plan,” “commit,” “guidance,” “outlook,” “anticipate,” “will,” “incremental,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “momentum,” “estimate,” “objective,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 26, 2020, our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Contacts:

Media

Kristin Hays

kristin.hays@sabre.com

sabrenews@sabre.com

Investors

Kevin Crissey

kevin.crissey@sabre.com

sabre.investorrelations@sabre.com